EXHIBIT 99
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                                MONSANTO COMPANY
                                                        800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167


RELEASE    Immediately

CONTACT    Media:       Bryan Hurley (314-694-8387)
           Analysts:   Scarlett Lee Foster (314-694-8148)


MONSANTO RAISES THIRD-QUARTER 2005 ONGOING EARNINGS PER SHARE ESTIMATES

     ST. LOUIS (June 7, 2005) - Monsanto Company (NYSE: MON) today announced that it is increasing estimates for the company's third-quarter 2005 ongoing earnings per share (EPS) guidance on the strength of the performance from the company's seeds and traits business.

     Driven by strong sales of biotech traits in the United States, increased corn seed sales, increased cotton trait revenues in India, and favorable timing of Roundup sales in the United States and Europe, Monsanto now expects ongoing EPS to be approximately $1.05 for the third quarter, or approximately $0.12 to $0.17 on an as-reported basis. The previous EPS expectation for the third quarter was roughly $1.00 per share on an ongoing basis, or in the range of $0.15 to $0.22 on an as-reported basis. The updated as-reported EPS guidance reflects more precise estimates for in-process R&D write-offs associated with the Seminis and Emergent acquisitions, which now have been completed. (See reconciliation table with this news release.)

     "Our seeds and traits business continues to generate positive momentum, and the results we've seen so far indicate that our core strategy is not only on track, but continues to outpace the expectations we had as our fiscal year began," said Hugh Grant, Monsanto's chairman, president and chief executive officer.

     The company's full-year ongoing EPS guidance and guidance for free cash flow remain unchanged. Monsanto will report its complete third-quarter earnings Wednesday, June 29.

     Monsanto Company (NYSE: MON) is a leading industry provider of technology-based solutions and agricultural products that improve farm efficiency and food quality. For more information on Monsanto, see www.monsanto.com.

                                      -oOo-

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: the company's exposure to various contingencies, including those related to Solutia Inc., litigation, intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust; successful completion and operation of recent and proposed acquisitions; fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup(R) agricultural herbicides; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of the company's products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the company's ability to fund its short-term financing needs; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.


RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

The presentation of ongoing earnings per share (EPS) is not intended to replace net income, cash flows, financial position or comprehensive income, and it is not a measure of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States. The following table reconciles ongoing EPS to the most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EPS to Ongoing EPS: Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

-------------------------------------------------------------------------------------------
                                                                   Third Quarter Fiscal
                                                                     Year 2005 Target
-------------------------------------------------------------------------------------------
Diluted Earnings per Share                                            $0.12 - $0.17
     Estimated In-Process R&D Write-Off Related to the
     Seminis and Emergent Acquisitions                                $0.88 - $0.93
                                                                 --------------------------
Diluted Earnings per Share from Ongoing Operations                        $1.05
-----------------------------------------------------------------==========================

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